Exhibit 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (the "Agreement") is entered into as of December 23, 2002, by and among Asian Alliance Ventures, Inc., a Nevada corporation (the "Company") and the holders of certain of the Company's outstanding obligations as listed on Schedule A hereto (each individually a "Holder" and collectively, the "Holders").

RECITALS

A.       The Holders have provided the Company with an aggregate of Three Hundred Fifty-Nine Thousand Two Hundred Sixty-Six Dollars ($359,266) in advances made from time to time ("Debt") in the specific amounts listed on Schedule A and are currently entitled to the payment or repayment of the same.

B.      The Company and the Holders wish to agree, in lieu of such payments, that the Holders be issued an aggregate of 7,185,320 Common Shares of the Company's capital stock ("Exchange Shares") with each share to be valued at US$0.05 and allocated among the Holders, pro rata, to the amount due to each of them.

1.       Exchange.

(a)       Terms of Exchange. The Company hereby agrees to issue to the Holders and the Holders agree to accept the Exchange Shares in full payment of amounts due to them on the basis of one Exchange Shares for each $0.05 due to such Holder, the valuation for such transaction being identical to the valuation applied by the Company to the conversion by Shengdong Hengtong Chemical Corporation of a payable due to it from the Company.

(b)       Issuance of Shares. Concurrently with the execution of this Agreement and subject to the terms and conditions set forth herein and in full discharge and payment of all amounts set forth opposite each Holder's name on Schedule A hereto (the "Exchange"), the Company does hereby agree to cause the aggregate number of Exchange Shares set forth opposite each Holder's name on Schedule A hereto to be issued and delivered. In furtherance thereof, each Holder hereby acknowledges that the Company will instruct its transfer agent, U.S. Stock Transfer, to promptly issue the stock certificate representing the Exchange Shares registered in the names of the Holders and representing that number of shares set forth opposite his or its name on Schedule A hereto. The Exchange Shares will be issued as restricted securities, under the relevant state and federal securities laws.

(c)       Discharge of Debt. Upon issuance of the Exchange Shares, the Debt shall concurrently be deemed to have been discharged in full with no further action by any party and none of the Holders will have any further claims with respect thereto.

(d)       Filings. Each Holder who is an officer, director or an owner of ten percent (10%) or more of the Company's Common Shares, after giving effect to the Exchange, shall immediately file (within 48 hours of issuance) the required change of ownership and other required disclosure forms with the Securities and Exchange Commission ("SEC") reporting the Exchange, forms of which are attached as Schedule B for reference.

2.       Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Holders as follows:

(a)       Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)       Corporate Power. The Company has all requisite corporate power to enter into this Agreement, to issue the Exchange Shares and to carry out and perform its obligations under the terms of this Agreement, and has, or will have, taken all actions necessary for the authorization, execution and delivery of this Agreement and the issuance of the Exchange Shares. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

(c)       Valid Issuance of Shares. The Exchange Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances imposed by the Company; provided, however, that the Exchange Shares will be subject to restrictions on transfer under the state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

3.       Representations and Warranties of the Holders. Each Holder represents and warrants, severally but not jointly, to the Company as follows:

(a)       Capacity. Such Holder has full legal capacity, power and authority to execute, deliver, and perform his or its obligations under this Agreement.

(b)       Ownership of Debt. Each Holder beneficially holds the Debt or has been validly assigned the right to acquire the Exchange Shares by the holder of the Debt, as indicated opposite such Holder's name on Schedule A attached hereto, with the full right and authority to enter into this Agreement and accept the Exchange Shares in discharge of the Debt and as a release of any and all claims, and not subject to any agreements or understandings among any persons with respect to the Debt.

(c)       Accredited Investor. Each Holder is an "accredited investor" as defined under the rules promulgated under the Securities Act of 1993, as amended.

(d)       Ability to Protect Own Interest. Each Holder has a preexisting personal or business relationship with the Company or one or more of its directors of officers or controlling persons, or, by reason of such Holder's business or financial experience, the business or financial experience of such Holder's professional advisors (who are not affiliated with or compensated by the Company or any of their affiliates) or the business or financial experience of such Holder's representative, each Holder has the capacity to protect its own interest in connection with the Exchange.

(e)       Access to Information. Each Holder (or, if applicable, such Holder's representative) has had an opportunity to discuss the Company's business, management and financial affairs with its management and to ask questions of officers of the Company, which questions were answered to its satisfaction. Each Holder understands that such discussions with management, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of the Holders to rely thereon.

(f)       No Reliance. In deciding to enter into and consummate the transactions contemplated hereby, each Holder has not relied, as to tax, securities and other legal matters, on any advice that such Holder has received from the Company or any of its attorneys or representatives, but only on the advice of such Holder's own advisors and experts.

(g)       Investment Intent. The Exchange Shares to be issued to each Holder will be acquired for such Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Each Holder furthermore has no current commitment or obligation, contingent or otherwise, to anyone to dispose of the Exchange Shares.

(h)       No Registration of Exchange Shares. Each Holder understands and acknowledges that the exchange and delivery of the Exchange Shares pursuant to the terms of this Agreement will not be registered under the Securities Act on the grounds that the Exchange is exempt from registration pursuant to section 3(a)(9) (as an exchange by the Company solely with its own securities holders) or pursuant to section 4(2) (as a private transaction), and that the Company's reliance upon such exemptions is predicated, in part, upon the Holder's representations set forth in this Agreement. Each Holder acknowledges and understands that the Company has no current intention of registering the Exchange Shares and that they therefore must be held as restricted securities and sold only pursuant to available exemptions from registration, including Rule 144, or pursuant to a subsequently effective registration statement under the Securities Act.

(i)       Disposition of Exchange Shares. In no event will each Holder dispose of any of his or its Exchange Shares (other than in conjunction with an effective registration statement for the same under the Securities Act) unless and until (i) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed, true and accurate statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (a) such disposition will not require registration under the Securities Act and (b) appropriate action has been taken to make the disposition qualify with the Law.

(j)       No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which each Holder may be bound.

(k)       Binding Obligation. This Agreement has been duly executed and delivered by each Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and by the availability of equitable remedies.

(l)       Legends. Each document representing the Exchange Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED
OR SOLD OR TRANSFERRED IN THE UNITED STATES OR
TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION
OR AN EXEMPTION THEREFROM UNDER THE ACT WHICH,
EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO
RULE 144 UNDER THE ACT, IS CONFIRMED IN A LEGAL
OPINION SATISFACTORY TO THE COMPANY.

4.       Conditions to the Company's Obligation to Close. The Company's obligation to have its transfer agent issue Exchange Shares is subject to the fulfillment to the Company's satisfaction of the following conditions, any of which may be waived by the Company in its sole discretion:

(a)       Representations and Warranties Correct. The representations and warranties made by the Holders in Section 3 hereof shall be true and correct when made and shall be true and correct on and as of the date of issuance of the Exchange Shares with the same force and effect as if they had been made on and as of said date.

(b)       Tender. Each Holder shall have tendered documents, if any, representing the Debt, marked "cancelled" and "paid" or with similar notations, provided that in all events the obligations underlying the same will be deemed to be paid and cancelled, whether or not they are delivered.

(c)       Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

5.       Miscellaneous

(a)       Governing Law. The Agreement shall be governed in all respects by the laws of the State of Nevada.

(b)       Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby.

(c)       Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(d)       Further Acts. The parties hereto shall perform all further acts and execute and deliver all documents that may be reasonably necessary to carry out their obligations hereunder and the purposes of this Agreement.

(e)       Changes and Termination. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(f)       Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(g)       Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by registered or certified mail, postage prepaid, return receipt requested, or sent via internationally recognized overnight courier, addressed:

If to a Holder:	To such Holder's address set forth by its or his name on Schedule A attached hereto, or at such other address as such Holder shall have furnished to the Company in writing

If to the Company:	Asian Alliance Ventures Inc.104 Elm AvenueToronto, OntarioCanada M4W 1P2

Notices that are mailed shall be deemed given one (1) day after deposit in the United States mail.

(h)       Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(i)       Expenses. The Company and the Holders shall each bear his or its own expenses and legal fees in connection with this Agreement and the transactions contemplated thereby.

(j)       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(k)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(l)       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company shall impair any such right, power or remedy of the Company, nor shall it be construed to be a waiver of any breach or default under this Agreement, or any acquiescence therein, or any waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy accruing to the Company or any waiver by the Company of any single breach or default by any other party be deemed a waiver by the Company of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASIAN ALLIANCE VENTURES, INC.,a Nevada corporation

By:________________________________

HOLDERS:

________________________________
ROBERT G. CLARKE, an individual

CORTEZ CAPITAL LTD. (Includes interest transferred from Miramar Capital Investment Inc.)

By: ____________________________
Name: __________________________
Title: ___________________________

ARELANT INTERNATIONAL LIMITED (formerly Imtex International Limited)

By: ____________________________
Name: __________________________
Title: ___________________________

INDEPENDENT MANAGEMENT CONSULTANTS OF BRITISH COLUMBIA

By: ____________________________
Name: __________________________
Title: ___________________________

J.G. FRASER & ASSOCIATES INC.

By: ____________________________
Name: __________________________
Title: ___________________________

CAROLINE LOCHER-LO, an individual
MANAGEMENT SERVICES OF ARIZONA INC.

By: ____________________________
Name: __________________________
Title: ___________________________

TRISTAR INC.

By: ___________________________
Name: _________________________
Title: __________________________

Schedule "A"

Holder	Amount	Exchange Shares to be Issued*
Robert G. Clarke	$80,799.00	1,615,980
Cortez Capital Ltd.	$10,000.00	200,000
Imtex International Limited (now called Arelant
International Limited)	$31,715.00	634,300
Independent Management Consultants of British
Columbia	$33,842.00	676,840
J.G. Fraser & Associates Inc.	$81,062.00	1,621,240
Caroline Locher-Lo	$19,598.00	391,960
Management Services of Arizona Inc.	$7,000.00	140,000
Miramar Capital Investment Inc. (transferred its
interest to Cortez Capital on 11/18/02)	$3,000.00	60,000
Tristar Inc.	$92,250.00	1,845,000
Total	$359,266.00	7,185,320

* Exchange rate is one share for each $0.05 of Debt.

Schedule "B"

This schedule is making reference to Forms 3 and 4.